UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 30, 2007


                           TRI-CONTINENTAL CORPORATION
             (Exact name of Registrant as specified in its charter)


     Maryland                 811-00266                       13-5441850
   (State or other      (Commission File Number)            (I.R.S. Employer
    jurisdiction of                                          Identification No.)
    incorporation)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

Registrant's telephone number, including area code    (212) 850-1864

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


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SECTION 8 - OTHER EVENTS.

Item 8.01  Other Events.

Registrant is furnishing as Exhibit 99.1 the attached Press Release dated May 30, 2007.

FOR IMMEDIATE RELEASE

MEDIA CONTACT:                 STOCKHOLDER CONTACT:
Mary Ann Susco                      Marco Acosta
212-850-1382                        800-597-6068
suscom@jwseligman.com               acostam@jwseligman.com

                  TRI-CONTINENTAL CORPORATION (NYSE: TY) HOLDS
                      77TH ANNUAL MEETING OF STOCKHOLDERS

                     Stockholders Elect Three Directors and
                Approve Proposal for Managed Distribution Policy

NEW YORK, May 30, 2007 - Tri-Continental Corporation (NYSE: TY) today held its 2007 annual meeting of Stockholders in Baltimore, Maryland. Stockholders were asked to vote on three recommendations: the election of three Directors, approval of a new Distribution Policy, and the ratification of Deloitte & Touche LLP as auditors for 2007.

The three re-elected Directors are Frank A. McPherson, Leroy C. Richie and John
F. Maher, whose current terms would have expired at the 2007 Annual Meeting. Their new terms will expire in 2010.

Over 90 percent of the votes cast voted in favor of the new Distribution Policy that provides for quarterly distributions to Stockholders equal to 2.75% of the net asset value (NAV) attributable to the Fund's common stock at the end of the prior calendar quarter (or approximately 11% annually), consisting of distributions of net income and one or both of net realized capital gains, and return of capital. The first payment is expected to be declared on June 1, 2007.

Brian T. Zino, President of Tri-Continental Corporation, explained that the new Distribution Policy would provide regular, periodic distributions to Stockholders. "Importantly, the Corporation's investment objective and closed-end structure remain unchanged, and Stockholders will continue to be able to fully maintain their investment in the Corporation by reinvesting all of their distributions in shares of the Corporation."

Mr. Zino added that distribution policies, such as the one being adopted, have historically had a favorable impact on the market price of closed-end fund shares relative to their net asset value trading at lower discounts or at premiums. "We are pleased that Stockholders have overwhelmingly voted in favor of the new Distribution Policy," he said.

Stockholders also ratified the appointment of Deloitte & Touche LLP as independent auditors of Tri-Continental for 2007. Deloitte & Touche LLP and its predecessor firms have been auditors for Tri-Continental since its inception in 1929.


                                    - more -

Tri-Continental Corporation is one of the nation's largest, diversified, publicly traded closed-end equity investment companies, and has paid dividends for 63 consecutive years. The Corporation is managed by J. & W. Seligman & Co. Incorporated, a New York-based investment manager and advisor, which was founded in 1864.

You should consider the investment objectives, risks, charges, and expenses of the Corporation carefully before investing. A prospectus containing information about the Corporation (including its investment objectives, risks, charges, expenses, and other information) may be obtained by calling 800-TRI-1092. The prospectus should be read carefully before investing in the Corporation.

                                       ###


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRI-CONTINENTAL CORPORATION

Date:    May 30, 2007

                                         By: /s/ Joseph D'Alessandro
                                            ------------------------------------
                                                Joseph D'Alessandro
                                                Assistant Secretary